UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for 1/30th of a share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities
On May 1, 2026, Origin Materials, Inc. (the “Company” or “Origin”) announced that its the Board of Directors (the “Board”) had approved the dissolution and liquidation of the Company pursuant to a plan of complete liquidation and dissolution (the “Plan of Dissolution”), subject to stockholder approval. Origin intends to call a special meeting of the stockholders to seek approval of the Plan of Dissolution and will file proxy materials relating to the special meeting with the Securities and Exchange Commission (the “SEC”) as soon as practicable.
In connection with the Plan of Dissolution, the Board also approved a reduction-in-force, which Origin implemented on May 1, 2026 to enable Origin to maximize shareholder value through the orderly sale of its technology and assets followed by dissolution and wind down. To reduce costs and support the planned sale and wind down, Origin is reducing its workforce by approximately 59%, resulting in an approximately $14.0 million decrease in annual operating expenses. Origin anticipates that it will incur approximately $2.1 million in restructuring charges in connection with the workforce reduction, primarily consisting of cash expenditures of approximately $2.1 million for severance and benefits costs. Origin expects to incur the majority of expenses related to the workforce reduction by the end of the second quarter of 2026. The estimated charges are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual results may differ materially from these estimates. Origin may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Executive Officer
In connection with the reduction-in-force discussed in Item 2.05 above, John Bissell has stepped down as Chief Executive Officer, effective May 1, 2026. Mr. Bissell will continue to serve as a director on the Board. Mr. Bissell is entitled to certain severance payments pursuant to an Executive Officer Retention Agreement, dated March 9, 2026, the form of which is filed as Exhibit 10.45 to the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on April 29, 2026. Pursuant to such agreement, provided Mr. Bissell provides Origin with a release of claims covering the period of his employment:
•Mr. Bissell will receive a severance payment equivalent to four months of his base salary plus four months of COBRA benefits premiums, less applicable withholdings and deductions.
Appointment of Executive Officer
Matt Plavan, age 62, our Chief Financial Officer and Chief Operating Officer has been appointed Interim Chief Executive Officer, effective May 1, 2026. Mr. Plavan has no family relationships with any member of Origin’s board of directors or Origin’s other executive officers. For additional information regarding Mr. Plavan required by this Item 5.02 please see Origin’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on April 29, 2026.
Amended and Restated Retention Agreements
To retain their services implementing the dissolution and liquidation of the Company, Mr. Plavan and our General Counsel and Chief Compliance Officer, Joshua Lee, each entered into an Amended and Restated Executive Officer Retention Agreement and General Release, dated May 1, 2026 (an "A&R Retention Agreement"), a copy of the form of which is attached to this Current Report on Form 8-K as

Exhibit 10.1. The A&R Retention Agreement amends and restates the Executive Officer Retention Agreements (each a "Retention Agreement") that Messrs. Plavan and Lee entered into in March 2026, a copy of the form of which is filed as exhibit 10.45 to Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on April 29, 2026. Pursuant to the A&R Retention Agreements, Messrs. Plavan and Lee each signed and provided the Company with a release of claims covering the period of their employment through the effective date of the A&R Retention Agreement (the "First Release"). In lieu of the benefits described in the prior Retention Agreements, the A&R Retention Agreements provide that Messrs. Plavan and Lee will be entitled to:
•a 25% increase to their respective base salary; and
•a retention bonus (Mr. Plavan - $183,618 and Mr. Lee - $153,696) such amount equal to six months of their respective base salaries and six months of COBRA benefits premiums, paid 20% in the last pay period of each month for up to four months, with the final payment of 20% paid upon the termination of Messrs. Plavan's and Lee's employment, other than for cause, provided that each timely signs and provides the Company with an effective release of claims covering the period from the First Release through the date of terminations.
In addition, in the event Mr. Plavan or Mr. Lee is terminated other than for cause prior to receiving one or more of the four monthly payments, their final payment upon termination would include such payments in addition to the final 20% payment. Messrs. Plavan and Lee will not be eligible for any additional or separate severance payments.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These statements are based on our estimates and assumptions as of the date of the Current Report on Form 8-K and are subject to risks and uncertainties. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “target,” “future,” “outlook,” “guidance,” “maintain,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. For example, all statements Origin makes regarding the proposed dissolution pursuant to the Plan of Dissolution, timing of filing of the certificate of dissolution and holding a special shareholder meeting to approve the Plan of Dissolution, the amount and timing of liquidating distributions, if any, in connection with the dissolution, the amount of planned reserves, Origin’s ability to maximize shareholder value through the orderly sale of its technology and assets, the estimate and timing of the charges that will be incurred and actual reductions in operating expenses achieved in connection with the reduction in headcount, and similar statements are forward-looking. All forward-looking statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of Origin’s management, and are not predictions of actual performance. Such risks and uncertainties include, among others, the availability, timing and amount of liquidating distributions; the amounts that will need to be set aside by Origin; the adequacy of such reserves to satisfy Origin’s obligations; potential unknown contingencies or liabilities, including tax claims, and Origin’s ability to favorably resolve them or at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining assets; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by Origin of expenses relating to the dissolution; the ability of the Board of Directors to abandon, modify or delay implementation of the Plan of Dissolution, even after shareholder approval; and the uncertain macroeconomic environment. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and you must not rely on them as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Origin’s control. These forward-looking statements are subject to a number of risks and uncertainties including those factors discussed in Origin’s Annual Report on Form 10-K filed with the SEC on March 30, 2026 under the heading “Risk Factors,” and other documents Origin has filed, or will file, with the SEC. These filings, when available, are available on the investor relations section of Origin’s website at investors.originmaterials.com and on the SEC’s website at www.sec.gov. If any of these risks materialize or Origin’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Origin undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required under applicable law. These forward-looking statements should not be relied upon as representing Origin’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION
In connection with the proposed Plan of Dissolution, the Company intends to file with the SEC a proxy statement and other relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF DISSOLUTION AND RELATED MATTERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ORIGIN MATERIALS, INC., THE PLAN OF DISSOLUTION AND RELATED MATTERS. Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s website at http://www.sec.gov or on the “Investors” section of Origin’s website at www.originmaterials.com.
Participants in the Solicitation
Origin Materials and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed Plan of Dissolution and related matters, and any other matters to be voted on at the special meeting of shareholders. Information regarding the names, affiliations, and interests of such directors and executive officers will be included in the proxy statement (when available). Additional information regarding such directors and executive officers is included in Origin’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on April 29, 2026. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Origin’s shareholders in connection with the Plan of Dissolution and related matters and any other matters to be voted upon at the special meeting will be set forth in the proxy statement (when available). These documents are available free of charge as described in the preceding section.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Executive Officer Retention Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: May 1, 2026

	By:	/s/ Matt Plavan
Matt Plavan
Interim Chief Executive Officer

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